THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION ACT, OR AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

VOID AFTER 8/5/ 2013

STOCK PURCHASE WARRANT
To Purchase Shares of Common Stock of
EMVELCO CORP.

THIS CERTIFIES that, for value received, Mike M. Mustafoglu (“Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from Emvelco Corp., a Delaware corporation (the “Company”), 10,000,000 fully paid and non-assessable shares of the Company’s Common Stock (“Stock”) at a purchase price equal to the lesser of $0.50 per share or 50% of the average market price of the Common Stock of the Company over the 20-day period prior to exercise (the “Exercise Price”). The Exercise Price and the number and kind of Stock purchasable under this warrant (“Warrant”) are subject to adjustments as provided herein.

1. Term of Warrant. Subject to the terms and restrictions set forth herein, this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the day following the issuance of this Warrant and ending on the earlier of:

(a) 5:00p.m. West Coast time on the date five years after the date of issuance of this Warrant; or

(b) the effective date of the merger of the Company with and into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another corporation (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing corporation); provided that the Company shall notify the registered Holder of this Warrant of the proposed effective date of the merger, consolidation or sale at least thirty (30) days prior to the effectiveness thereof; and provided further that no less than five (5), nor more than ten (10), days before the actual effective date of the merger, consolidation or sale, the Company shall give further notice to such holder by advising it of such actual date.

In the event that any transaction of which the Company shall have given notice pursuant to sub-paragraph (c) hereof does not come on approximately the date specified by the Company, unless otherwise elected by the Holder, any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this paragraph 1.

2. Transfer of Warrant. The Stock issued upon exercise hereof may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company).

3. Regular Exercise of Warrant. Subject to the vesting limitations set forth in Section 3(b) of the Employment Agreement executed August 19, 2008 and effective July 1, 2008 by and between the Holder and the Company, the rights represented by this Warrant may be exercised by Holder, in whole or in part, at any time or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed on behalf of Holder, at the office of the Company, in 10990 Wilshire Blvd., Suite 1220, Los Angeles, CA  90024 (or such other office or agency of the Company as it may designate by notice in writing to Holder at its address appearing on the books of the Company), and upon payment of the Exercise Price of the Stock thereby purchased by cash, certified check or wire transfer whereupon Holder shall be entitled to receive a certificate for the number of shares of Stock so purchased. The Company agrees that the shares so purchased shall be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

Certificates for shares purchased hereunder shall be delivered to Holder within a reasonable time after the date on which this Warrant shall have been exercised. Unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder. Such certificates shall bear any restrictive legends required by United States or California securities law.

The Company covenants and warrants that all shares of Stock which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable.

4. Right to Convert Warrant Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Stock as provided in this Section 4 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares of Stock subject to this Warrant (“Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 4(b), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Stock on the Conversion Date (as herein defined).

Expressed as a formula, such conversion shall be computed as follows:

X = B - A
          Y

Where:	X	=	the number of shares of Stock that may be issued to the Holder

		Y	=	the fair market value (FMV) of one share of Stock

		A	=	the aggregate Exercise Price (i.e., Converted Warrant Shares x Exercise Price)

		B	=	the aggregate FMV (i.e., FMV x Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of this Section 4, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares of Stock subject to this Warrant which are being surrendered (referred to in Section 4(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and , if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversation Date and shall be delivered to the Holder within fourteen (14) days following the Conversion Date.

(c) Determination of Fair Market Value. For purposes of this Section 4, “fair market value” of a share of Stock as of the Conversion Date shall mean:

(A) If the Common Stock is traded on a securities exchange, the Nasdaq Small-Cap Market, the fair market value per share of the Common Stock shall be deemed to be the product of (i) the average of the closing prices of the Common Stock on such exchange or market over the thirty (30) day period ending five (5) business days prior to the Conversion Date and (ii) the number of shares of Common Stock into which each share of Stock under this Warrant is convertible at the time of such conversion;

(B) If the Common Stock is traded over-the-counter but not on the Nasdaq National Market or the Nasdaq Small-Cap Market, the fair market value per share of the Stock shall be deemed t be the product of (i) the average of the closing bid prices of the Common Stock over the thirty (30) day period ending five (5) business days prior to the Conversion Date and (ii) the number of shares of Stock for which the Warrant may be exercised at the time of such conversion; and

(C) If there is no public market for the Common Stock, then the fair market value shall be determined by the Company’s Board of Directors in good faith.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

6. Charges, Taxes and Expenses. Issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to Holder for any United States or state of United States documentary stamp tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of Holder.

7. Transfer Rights; Rights as Stockholders; Registration Rights. This Warrant is fully assignable by Holder, without limitation, to any party it so chooses. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. This Warrant does not entitle the Holder hereto to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. The Stock subject to this Warrant is subject to that certain Investors’ Rights Agreement of even date herewith entered into by and among the Company, the Holders and certain other parties.

8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in such denominations as may be requested, but otherwise of like tenor and dated as of such exchange.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10. Adjustments. The terms of this Warrant, the Exercise Price per share and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as , or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then if effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of the Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

11. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company’s Common Stock upon the exercise of the rights under this Warrant.

12. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

(c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

(d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after being sent via air courier, in all cases addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

(f) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(g) Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, Emvelco Corp. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 19, 2008
EMVELCO CORP.

By:	/s/ Yossi Attia
Yossi Attia
Its:	Chief Executive Officer

Address of Holder

2934 Beverly Glen Circle, No. 276

Bel Air, CA 90077

Notice of Exercise

Pursuant to the terms of the Common Stock Purchase Warrant of Emvelco Corp. Dated as of August __, 2008 (the “Warrant”), the undersigned registered holder of the Warrant hereby elects to purchase _________ shares of Common Stock of EMVELCO CORP. at a price of $_______ per share (the “Exercise Price”). Payment of the Exercise Price is hereby made by [indicate which]:

________	Cash in the amount of $__________________.

________	Certified check made payable to the Company in the amount of $_______________.

________	Wire transfer to the Company’s account in the amount of $_______________.

________	Cancellation of the following indebtedness of the Company to Holder in the amount of $________________.

________	Net Exercise for _______________________ shares.

IN WITNESS WHEREOF, ____________________________ (“Holder”) has caused this Notice of Exercise to be executed by its officers thereunto duly authorized.

Dated: ___________________, 200 ___

(Name of Holder)

By:

Its: